As filed with the Securities and Exchange Commission on October 1, 2003
Registration No. 333-97035

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

POST-EFFECTIVE AMENDMENT NO. 3
to the
FORM SB-2
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

____________________________

TIDELANDS BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

South Carolina	6021
(State or other Jurisdiction of	(Primary Standard
Incorporation or Organization)	Industrial Classification Code Number)

02-0570232
(I.R.S. Employer Identification No.)

875 Lowcountry Blvd.
Mount Pleasant, South Carolina 29464
(843) 388-8433

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

____________________________

Robert E. Coffee, Jr.
President and Chief Executive Officer
875 Lowcountry Blvd.
Mount Pleasant, South Carolina 29464
(843) 388-8433
Fax: (843) 388-8081

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________________

Copies of all communications, including copies of all communications sent to agent for service, should be sent to:

Robert E. Coffee, Jr., President & CEO	Neil E. Grayson, Esq.
Tidelands Bancshares, Inc.	Nelson Mullins Riley & Scarborough, L.L.P.
875 Lowcountry Blvd	999 Peachtree Street, NE
Mount Pleasant, South Carolina 29464	Suite 1400, First Union Plaza
Phone: (843) 388-8433	Atlanta, Georgia 30309
Facsimile: (843) 388-8081	Phone: (404) 817-6000
Facsimile: (404) 817-6224

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

        The Registrant’s offering was terminated on July 31, 2003. An aggregate of 1,147,500 shares of common stock and 147,500 warrants were initially registered in the offering that was declared effective by the Securities and Exchange Commission on March 20, 2003. Additionally, on July 31, 2003, an additional 200,000 shares of common stock were registered on a Form SB-2MEF. The Registrant’s offering was terminated on July 31, 2003 and a total of 1,033,308 shares of common stock and no warrants were issued. The remaining 314,102 shares of common stock and 147,500 warrants registered in the offering, including the 200,000 shares issued on Form SB-2MEF, are hereby deregistered.

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Pleasant, State of South Carolina, on October 1, 2003.

TIDELANDS BANCSHARES, INC. By: /s/ Robert E. Coffee, Jr. Robert E. Coffee, Jr. President and Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following in the capacities and on the dates indicated.

Signature	Title	Date

/s/ *	Director
Mike Burrell
/s/ *	Director
John M. Cagle, III, DMD
/s/ *	Director
Alan D. Clemmons
/s/ Robert E. Coffee, Jr.	Director, President	October 1, 2003
Robert E. Coffee, Jr.	and Chief Executive Officer
/s/ *	Director
Richard L. Granger
/s/ *	Director
Dwayne Green
/s/ *	Director, Chairman
Barry I. Kalinsky

/s/ *	Director
Morris Kalinsky
/s/ *	Director
Paul J. Kerwin, DVM
/s/ *	Principal Accounting and
Alan W. Jackson	Chief Financial Officer
/s/ *	Director
John T. Parker, Jr.
/s/ *	Director, Vice-Chairman
Fred H. Renken
/s/ *	Director
Tanya Robinson
/s/ Robert E. Coffee, Jr.		October 1, 2003
Robert E. Coffee, Jr.
* as Attorney-in-fact